US NUCLEAR CORP

Robert I. Goldstein

President, CEO, Chairman
US Nuclear Corp. (OTCBB: UCLE)
www.usnuclearcorp.com

Thursday, December 3, 2015
LD Micro Main Event Conference

Cautionary Note about Forward-Looking Statements and Safe Harbor Statement

The contents of this document are strictly confidential and are intended solely for the authorized use of the intended recipient. All contents of this document remain the proprietary intellectual property of US Nuclear Corp. and the receipt of this document does not confer any license or rights regarding the information provided herein, to the recipient.

This document is provided purely for information purposes, and is not an offer for the subscription for any securities. No express or implied representation or warranty are made as to the accuracy or completeness of the information contained in this document, including without limitation information concerning expected future operating results. This document may not be copied, distributed or reproduced in any way whatsoever.

This presentation contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the refer to projections of our future financial performance, our anticipated growth and trends in our business, our goals, strategies, focus and plans, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results and the development of our products. The forward-looking statements in this document speak only as of the date hereof and caution should be taken not to place undue reliance on any such forward-looking statements. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors.

Information regarding market and industry statistics contained in this document is included based on information available to us which we believe is accurate. We have not reviewed or included data from all available sources, and cannot assure stockholders or potential stockholders of the accuracy or completeness of the data included in this document. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of our products and services.

US Nuclear Corp

We are a publicly-traded holding company trading on the Over-the-Counter Bulletin Board under the ticker symbol UCLE. We are an advanced radiation detection safety equipment company. We build advanced radiation detection systems such as monitors, detectors, handhelds, and portables. We operate two divisions; Overhoff Technology Corp., and Optron Scientific Corp.

Our competitive advantage and what makes us special is our advanced tritium monitoring equipment.

Tritium is both a naturally occurring element in the atmosphere in small quantities, and also a very dangerous radioactive element in larger quantities. Nuclear power plants may release large quantities of tritium which is often released into ground water and the air. The effects of heavy tritium exposure is known to be cancerous and deadly.

We are only one out of a very small number of companies that produce advance tritium monitoring equipment. Our brand, "Overhoff" is well recognized around the world and known for its precision, durability, and reliability. Overhoff enjoys a strong reputation due to continuous innovation in product selection, ability to raise prices and meet customer specific demands.

Our Optron Scientific Corp. division builds smaller handheld radiation detectors, survey meters, radon detectors and monitors. According to Markets & Markets in a recent published report, the global radiation protection market for detection, monitoring, and safety was estimated at $1 billion dollars and poised to grow to over $1.2 billion by 2017.









Robert I. Goldstein
Chairman of the Board of Directors, Chief Executive Officer

Mr. Goldstein entered the radiation detection industry in 1972 as an applications engineer, production manager, and then general manager for Technical Associates. Mr. Goldstein is a physicist and an award winning specialist in the nuclear radiation detection industry has more than 30 years of experience in the field. He has authored more than 20 white papers and abstract presentations on industrial research use of radiation measurement equipment and instruments. His work has been met and approved by US Federal standards set by the EPA, FDA, and NRC. Mr. Goldstein has also worked closely with and continues ongoing joint development programs with Los Alamos National Lab and Jefferson National Lab. He was instrumental in the acquisition of Overhoff Technology Corp, the world's only tritium detection company in 2006. His experience in the field of radiation detection ranges from development of instrumentation to design and development for air, water and surface applications. He is also an accomplished inventor having invented miniature radiation detectors for use during surgery. Mr. Goldstein graduated from MIT with a BS in Physics and an MS in Mechanical Engineering from Stanford University. Mr. Goldstein is affiliated with the following scientific groups: Health Physics Society, American Nuclear Society, DOE (US Department of Energy) Tritium Focus Group, DOE (US Department of Energy) Air Monitoring User's Group, DOE (US Department of Energy) Health Physics Instrument Committee.



Rachel Boulds
Chief Financial Officer, Secretary

Ms. Boulds has been engaged in private practice as an accountant and consultant. She specializes in preparation of full disclosure financial statements for public companies to comply with GAAP and SEC requirements. From August 2004 through July 2009, she was employed as an audit senior for HJ & Associates, LLC, where she performed audits and reviews for public and private companies, including the preparation of financial statements to comply with GAAP and SEC requirements. From 2003 through 2004, Ms. Boulds was employed as an audit senior for Mohler, Nixon and Williams. From September 2001, through July 2003, Ms. Boulds worked as an ABAS associate for PriceWaterhouseCoopers. From April 2000 through February 2001, she was employed an an eCommerce accountant for the Walt Disney Group's GO.com division. Ms. Boulds holds a B.S. in accounting from San Jose State University, 2001 and is licensed as a CPA in the state of Utah.



Ian Embry
Sales, Overhoff Technology Corp

Ian began his career after college as an environmental consultant. Through several different consulting opportunities and positions, such as a consultant on the Sunrise Powerlink project, he gained a thorough understanding of environmental regulatory policies and compliance measures. Ian has extensive experience effectively communicating with esteemed professionals in highly technical environments. After joining Optron Scientific, dba, Technical Associates in 2011 as a sales representative, he quickly came proficient in health physics instrumentation and regulations. Ian was promoted in 2012 to oversee Overhoff's sales, providing technical assistance, product recommendations and solutions, and detailed price quotations. He regularly represents both Technical Associates and Overhoff Technology at industry conferences, where he reaches out to clients/users and learns the latest advances in the field. He holds a Bachelors of Science (B.S.) degree in Biology from the University of California, Santa Barbara, and is a member and active participant of several health physics groups.

What is Radiation?


DANGER
RADIOACTIVE
MATERIALS



We all know what radiation is, but we have never seen it or touched it, or tasted it. Radiation is virtually undetectable without the aid of a highly intricate detection device. When harnessed, it can be used to create unimaginable power but it can also do great harm and even be fatal if not properly monitored. We are the people that make the equipment that warns when radiation is leaking or if the system is unstable. Our role in nuclear energy is a key position as safety is increasingly a big part of the equation.

Radiation is energy in motion

Radioactivity is spontaneous emission of radiation from the nucleus of an unstable atom
Isotope are atoms with the same number of protons, but different number of neutrons
Radioisotope are unstable isotopes of an element that decays or disintegrates spontaneously, emitting radiation. Approximately 5,000 natural and artificial radioisotopes have been identified

Nuclear Energy

Nuclear reactors produce great amounts of radiation to power electrical grids for major cities around the world. The demand for electricity increases each year as the population grows. Countries such as China, South Korea, France, Canada, Japan and the United States are major nuclear powerhouses. Out of this group, China is the fastest growing market for nuclear energy. According to The World Nuclear Association, China has 30 nuclear power reactors and 21 more under construction. As you may know, they are dealing with a serious pollution crisis in China. Burning coal-fired power plants for electricity has been extremely bad for the environment and many days out of the year China is blanketed in a haze of thick pollution that is both dangerous for travel and for its citizens. This is a key reason why China has embraced nuclear energy and has put forth billions in investment dollars in new reactor facilities.

Notes:

In France, 75% of its electricity is produced from nuclear power
In South Korea, 29% of its electricity consumption is produced from nuclear power
In Canada, 16% of its electricity is produced from nuclear power
In Japan, 30% of its electricity is produced from nuclear power
In the US, 21% of its electricity is produced from nuclear power




World Nuclear Power Reactors

Our Products

We provide our radiation detection monitoring equipment and devices world wide to a number of customers. We also sell to US government agencies such as the US Army, US Navy, and US Air Force. Tritium Monitors, Air Monitors, Water Monitors, Exit Room Monitors, X-Ray meter, Border Checkpoint Monitors, Fixed Vehicle Monitors, Radon Detectors, Handheld Survey Meters, etc.


RADON
MONITOR


0.044 MBq











Radiation Detection for Border Control, Shipping Containers, Airport & Personnel









Advanced Tritium Monitor: Overhoff Model 593 tritium. 300 times more sensitive pick up than traditional tritium monitors.




0.044 MBq
MODEL 593R

Tritium Monitor Model 400 AC Portable: One of our most popular tritium monitors


400AC

Disable Gamma Compensation

Rechargeable Batteries and Rechargeable Battery Capacity Monitor

Power Supply and High Bias Voltage Failure Monitors

Manual and Automatic Calibration
a) Calibration with Tritium Gas
b) Calibration with a Gamma Source
(Using Gamma-Tritium Equivalence Ratio)

Improved Gamma Compensation and Noise Immunity

Constant Air Flow Control

50% Fewer High Bias Voltage Batteries

Fast Response

The 400 AC's exceptionally rapid response is primarily due to its ability to ignore radon. The electronic time constant is only 10 seconds, the pneumatic time constant of about 12 seconds, for an overall time constant of only 15 seconds. Meter readings will reach 90% of final value within 30 seconds to a step response of aspirated tritium.

Fast Warm-up, No zero Drift

After applying power, the initial transient "warm up" drift effects take less than a minute. Long term drifts have been eliminated and manual zero adjustments are no longer required.

Automatic Calibration

The 400AC features the ability to perform a fully automatic gamma calibration by using the provided calibration software. Calibration is started with a single mouse click and requires no intervention. Calibration consists of 3 stages, taking 2 minutes each, for a total of 6 minutes. During the calibration the compensation ionization chambers are disabled automatically.

Software Monitoring System

Our software monitoring system, Overhoff Overview allows nuclear reactors to monitor their facilities 24/7, 365. It also provides constant monitoring in other settings such as subway train stations, sports stadiums, government facilities, etc.



Site View: NYC Subway System, South
BROOKLYN
STATEN ISLAND



Building View: NYC Subway System, South, 62 St
62 St

China

As mentioned previously, China is a very exciting market for us because of their strong support for nuclear energy. Many Chinese nuclear facilities have ordered US Nuclear Corp products and we have been to China many times. Our recent engagement with NuClover Technology of China is designed to bring us into more nuclear facilities to expand our footprint in China. We have received positive feedback from Chinese customers on our equipment and believe there is strong opportunities there for us. US Nuclear Corp is working in China with new and existing nuclear power plant manufacturers and operators to outfit them with radiation detection equipment necessary to protect workers and the general public from dangerous radiation.

Notes:

The Chinese government will invest over $100 Billion USD to construct 7 new reactors annually between today and 2030. By 2050, nuclear power should exceed 350 GW in China, with 400 nuclear reactors and over 1 trillion USD in nuclear investment.


NUCLEAR POWER PLANTS IN CHINA


NUCLEAR REACTORS: CHINA VS. U.S.
Operable
Under construction
Planned/proposed
CHINA
U.S.
0
50
100
150
200
250
Source : World Nuclear Association

Threat of a Dirty Bomb

The reality is that we all live in a very dangerous world today. The threat of a terrorist attack on a nuclear reactor facility or environmental catastrophe involving nuclear radiation is real. Certain individuals in Eastern Europe with ties to Russian organized crime groups were recently apprehended for attempting to sell nuclear material to terrorist groups such as ISIS. Incidents to maintain control over such illegal activities come at a very high cost. We need to be successful everyday, the terrorists only need to be successful once.

A dirty bomb is a cheap, crude device used to create utter destruction in an area but will not be contained to that area since radiation is released into the atmosphere and carried to other areas through the jet stream, therefore the destructive effort of a dirty bomb is very powerful. In response to this ever dangerous threat, we have developed a mobile drone program that allows law enforcement and the military to fly drones over a suspected area to detect the existence of radiation before it comes into contact with large populated areas. Our US Nuclear Corp radiation detectors are attached to the drone as it flies into the air picking up hazardous radiation and which allow us to check radiation levels.

The cost of a dirty bomb attack in lower Manhattan might result in losses of potentially trillions of dollars. The effects of radiation will linger for quite some time and the contamination will make it uninhabitable for a civilian population to maintain residence there indefinitely. Individuals near the blast site will highly likely die of cancer and other related diseases.

Here's a final note on this subject: On October 27, 2015, the head of the British Army nuclear team said that ISIS will "inevitably" construct or acquire weapons of mass destruction". We witnessed the brutal attack in Paris with gunmen wearing suicide vests last month, we continue to underestimate the capabilities of ISIS which is our biggest mistake.

Nuclear power accidents is another area of expertise for our equipment. We sold large quantities of our portable radiation survey meters to customers in Japan after the 2011 Fukushima event.








LiveLeak

Hypothetical effects of a crude terrorist dirty bomb in Manhattan, NY. Destructive Effects: Blast damage, Thermal Damage, Radiation Damage, EM Pulse, Shockwave

US Nuclear Corp Drone Program *REAL TIME available in February 2016

Protecting against dirty bombs is slow and dangerous work for law enforcement and border control and for general surveillance, US Nuclear has developed the Drone Rad, a high quality drone that comes with two detectors.

Airborne Radioactivity Detector

Any time there is an explosion of any sort, or a fire at an industrial site, a hospital, a warehouse, Police and Fire chief need to know and to tell the public - what if any toxic materials are in that smoke cloud? No problem, pull your drone outside, clip on the US Nuclear Drone Rad detector, fly it through the smoke plume, sucking in an air sample. You have your radiation reading as soon as the drone lands.

Gamma Search Tool

Looking for a dirty bomb, the police can find the radioactive material in a suspicious building or in a car. The drone can hover over, or even land on each roof, and make the determination. This is much safer and quicker than knocking on every door, touring each building





Financial Performance

Our financials as of 9/30/15. Please refer to our filing on Form 10-Q and audited results from Form 10-K.

US NUCLEAR CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

		September 30, 2015 (unaudited)		December 31, 2014
CURRENT ASSETS				
Cash	$	651,165	$	140,255
Accounts receivable, net		186,257		95,700
Inventories		2,150,446		2,343,729
Other current assets		300		1,800
TOTAL CURRENT ASSETS		2,988,168		2,581,482
EQUIPMENT, net		9,559		14,454
GOODWILL		570,176		570,176
TOTAL ASSETS	$	3,567,903	$	3,166,112
LIABILITIES AND SHAREHOLDERS' EQUITY				
CURRENT LIABILITIES				
Accounts payable	$	47,564	$	175,055
Accounts payable, related party		48,000		24,000
Accrued liabilities		122,059		95,451
Customer deposit		59,271		196,185
Line of credit		344,858		319,274
TOTAL CURRENT LIABILITIES		621,712		807,925
Note payable to shareholder		257,940		58,215
TOTAL LIABILITIES		879,652		866,158
SHAREHOLDERS' EQUITY:				
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding		-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 15,275,000 and 15,265,000 shares issued and outstanding		1,528		1,527
Additional paid in capital		5,157,679		5,156,680
Accumulated deficit		(850,756)		(858,055)
TOTAL SHAREHOLDERS' EQUITY		2,688,251		2,299,974
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$	3,567,903	$	3,166,112

US NUCLEAR CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended September 30,			Nine Months Ended September 30,	
		2015	2014		2015	2014
		(unaudited)	(unaudited)		(unaudited)	(unaudited)
Sales	$	662,793	$ 588,151	$	2,213,171	$ 1,284,656
Cost of sales		329,947	296,160		1,129,538	696,673
Gross profit		332,846	291,991		1,083,633	587,983
Selling, general and administrative expenses		208,393	277,566		680,663	951,037
Income (loss) from operations		124,453	14,425		402,970	(363,054)
Other expense						
Interest expense		(6,551)	(938)		(15,693)	(2,794)
Total other expense		(6,551)	(938)		(15,693)	(2,794)
Income (loss) before provision for income taxes		117,902	13,487		387,277	(365,848)
Provision for income taxes		-	-		-	-
Net income (loss)	$	117,902	$ 13,487	$	387,277	$ (365,848)
Weighted average shares outstanding - basic and diluted		13,275,000	11,172,717		13,270,604	11,134,579
Earning (loss) per shares - basic and diluted	$	0.01	$ 0.00	$	0.03	$ (0.03)

USNUCLEAR CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Nine Months Ended September 30,		
		2015		2014
		(unaudited)		(unaudited)
OPERATING ACTIVITIES				
Net income (loss)	$	587,277	$	(545,848)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:				
Depreciation and amortization		4,895		6,399
Common stock issued for services		1,000		-
Changes in:				
Accounts receivable		(90,557)		474,518
Inventories		195,285		(502,952)
Other current assets		1,500		5,200
Accounts payable		(105,469)		(67,550)
Accrued liabilities		28,608		22,770
Customer deposits		(336,914)		153,682
Net cash provided by (used in) operating activities		285,623		(55,471)
INVESTING ACTIVITIES				
Purchases of equipment		-		(200)
Net cash used in investing activities		-		(200)
FINANCING ACTIVITIES				
Net borrowings (repayments) under lines of credit		25,564		(104,645)
Proceeds from sale of common stock		-		108,545
Proceeds from note payable to shareholder		245,295		208,399
Repayments for note payable to shareholder		(45,568)		-
Net cash provided by Financing activities		225,289		212,301
NET INCREASE IN CASH		510,912		156,630
CASH				
Beginning of the period		140,253		265,873
End of the period	$	651,165	$	422,503
Supplemental disclosures of cash flow information				
Taxes paid	$	-	$	-
Interest paid	$	15,695	$	2,794

US NUCLEAR CORP

Thank you for listening to our presentation. We will be available for questions and one on one meetings.